UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2005

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Canada	000-28882	52-2247240
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

7799 Pardee Lane, Oakland CA		94621
(Address of principal executive offices)		(Zip Code)

(510) 563-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 21, 2005, the Board of Directors of World Heart Corporation (the “Company”), in connection with the completion of the Company’s reincorporation under the laws of Canada, adopted a revised standard form of indemnification agreement to be entered into by the Company’s directors and officers. A copy of the form of the agreement is filed as exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 21, 2005, also in connection with the completion of the Company’s reincorporation under the laws of Canada, the Board of Directors adopted a new Company bylaw, subject to confirmation by shareholders at the Company’s annual shareholder meeting. The complete text of the bylaws, as amended, is filed as exhibit 99.2 hereto and is incorporated herein by reference.  Other than the changes necessary as a result of the reincorporation, no material changes have been made to the bylaws.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Form of Indemnification Agreement.
99.2	Bylaws, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 22, 2005

WORLD HEART CORPORATION

	By:	/s/ Richard Juelis
	Name:	Richard Juelis
	Title:	Vice President, Finance and Chief Financial Officer

Exhibits Index

Exhibit No.	Description
99.1	Form of Indemnification Agreement.
99.2	Bylaws, as amended.